Exhibit 3.105

PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU

Entity Number		Certificate of Organization Domestic Limited Liability Company (15 Pa.C.S. § 8913)

Name	Kimberly K. Perez Pepper Hamilton LLP			Document will be returned to the name and address you enter to the left.

Address	200 One Keystone Plaza, North Front and Market Streets
	Harrisburg	PA	17108-1181

	City	State	Zip Code

Fee: $100	Filed in the Department of State on ________________________________

Secretary of the Commonwealth

In compliance with the requirements of the 15 Pa.C.S. § 8913 (relating to certificate of organization) the undersigned desiring to organize a limited company, hereby certifies that:

1.	The name of the limited liability company (designator is required, i.e., “company”, “limited” or “limited liability company” or abbreviation): Brandywine Cira, LLC

2.	The (a) address of the limited liability company's initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a) Number and street City State Zip County
401 Plymouth Road, Suite 500, Plymouth Meeting, PA 19462 Montgomery
(b) Name of Commercial Registered Office Provider County
c o: __________________________________________________________________________________________________________________________________

3.	The name and address, including street and number, if any, of each organizer is (all organizers must sign on page 2):

Name Address

Maria E. DeCarlo, c/o Pepper Hamilton LLP, 3000 Two Logan Square, Eighteenth and Arch Streets, Philadelphia, PA 19103

4.	Strike out if inapplicable term
~~A member’s interest in the company is to be evidenced by a certificate of membership interest.~~

5.	Strike out if inapplicable:
~~Management of the company is vested in a manager or managers.~~

6.	The specified effective date, if any is: ________________________. The specified effective date, if any is: month date year hour, if any

7.	Strike out if inapplicable: ~~The company is a restricted professional company organized to render the following restricted professional service(s):~~

8.	For additional provisions of the certificate, if any, attach an 8 1/2 x 11 sheet.

IN TESTIMONY WHEREOF, the organizer(s) has (have) signed this Certificate of Organization this 19th day of June, 2003.

Signature
Signature
Signature

Department of State
Corporation Bureau
P.O. Box 8722
Harrisburg, PA 17105-8722
(717) 787-1057
web site: www.dos.state.pa.us/corp.htm

Instructions for Completion of Form:

A.	Typewritten is preferred. If not, the form shall be completed in black or blue-black ink in order to permit reproduction. The filing fee for this form is $100 made payable to the Department of State.

B.	Under 15 Pa.C.S. § 135(c) (relating to addresses) an actual street or rural route box number must be used as an address, and the Department of State is required to refuse to receive or file any document that sets forth only a post office box address.

C.	The following, in addition to the filing fee, shall accompany this form:

(1) One copy of a completed form DSCB:15-134A (Docketing Statement).

(2) Any necessary copies of form DSCB:17.2.3 (Consent to Appropriation of Use of Similar Name).

(3) Any necessary governmental approvals.

D.	This form and all accompanying documents shall be mailed to the address stated above.

E.	To receive confirmation of the file date prior to receiving the microfilmed original, send either a self-addressed, stamped postcard with the filing information noted or a self-addressed, stamped envelope with a copy of the filing document.